ADVANCE AUTO PARTS ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

Roanoke, Virginia, July 15, 2004 – Advance Auto Parts, Inc. (NYSE: AAP) announced today that its comparable store sales for the second quarter which ends July 17, 2004 will approximate 5%. The Company anticipates its comparable store sales will be in the low single digit range for the last four weeks of the second quarter.

The Company anticipates its earnings per diluted share for the second quarter will be at the lower end of its guidance range of $0.69 to $0.72. These preliminary results are subject to the completion of customary quarterly financial closing and review procedures.

Advance Auto Parts will release earnings after 4:30 p.m. on August 11, 2004 and will host a conference call on August 12, 2004 at 8:00 a.m. Eastern Time to discuss its second quarter results. To listen to the live web cast, please log on to http:///www.advanceautoparts.com or dial 1-866-800-8649. The call will be archived on the Company’s web site http:///www.advanceautoparts.com until August 12, 2005. There will not be a telephonic replay available.

Headquartered in Roanoke, Va., Advance Auto Parts is a leading retailer of automotive parts in the United States. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

_________________